Exhibit 99.1

Series B Debenture Holders Meeting
February 20, 2012
Ampal-American Israel Corporation
Translation from Hebrew

Ampal’s Proposal to the Debenture
Holders Committees
• The events in Egypt over the last year, which are exogenous to the Company, have caused difficulties to EMG’s ability to supply stable gas flow.
• The Company requests a two-year postponement of principal
 payments, so that each principal payment will be made two
 years after its original due date, with no “haircut”.
• Interest payments will be made on schedule.
• Nevertheless, it is proposed that as part of the restructuring, a
 US$5 million payment will be made to the Series B Debenture
 Holders, on account of the January 31, 2012 principal payment which was not made.
Summary of the Proposed Restructuring

• Increase in the interest rate during the postponement period.
• Options to purchase Ampal’s stock.
• Ampal’s currently non-pledged assets as a security to the
 Debenture Holders.
• The Company will agree to financial covenants which will limit its ability to increase its debt leverage level.
• The Company will agree to dividend distribution limitations.
• The Company will reduce its current expenses by approximately
 50%.
• The Company will deregister from trade any debentures held by the Company or its subsidiaries.
The Debenture Holders will receive in return:

• The controlling shareholder will forfeit his entire salary during the postponement period.
• Ampal will receive an option to sell back Ampal’s interest in the
 Ethanol project to the controlling shareholder, according to terms to be mutually agreed upon.
• An undertaking to contribute to Ampal 15% of the net proceeds to be received from his private holdings in the Ethanol project and in EMG.
• The controlling shareholder’s contribution, under this scenario, is estimated at over NIS100 million (according to, among others, third party evaluations of EMG).
Controlling Shareholder’s contribution:

Preference of the Restructuring over
Accelerating the Debt to Immediate Payment
EMG
• EMG was and is a main factor in Ampal’s value.
• EMG’s future is conditioned on the continuation of complex political and business efforts.
• The restructuring will secure Ampal’s controlling shareholder’s vital commitment and contribution to EMG.
• The Company estimates that without the controlling shareholder’s involvement, chances to reinstate EMG’s adequate business operations are slim.
• Accelerating the debt to immediate payment will also substantially decrease the chances of the Bilateral
 Treaties claims.
Gadot
• Gadot is currently undergoing a process to increase its value, including amongst others, material changes to its equity structure.
• Approximately 70% of the group’s cash is held by an indirect subsidiary of the Company, which holds Gadot shares and owes Discount Bank approximately US$80 million.
• Gadot’s shares are pledged to the bank. In a forced sale procedure, due to the acceleration of the debt to immediate payment, it is highly likely that such sale would be at a substantial discount, while the bank collects excess interest rates and realization expenses.
Project in stages of Development - Ethanol Project and GWE projects
• Project in stages of development, such as the Ethanol Project and GWE projects, are expected to generate material profits, when development will be completed. On the other hand, realization during the developmental stages is expected to generate minimal profit, and might even generate loss.
In Addition
• Liquidation Expenses will be mostly high, since it involves an international process.
• Liquidation process will have complex tax implications.

Conclusion
• Ampal’s current situation is due to political and security developments in Egypt -
 exogenous circumstances which were not foreseen by any of the relevant parties. It should be noted that all purchasers of the debentures were aware of such political risk, and such risk was factored in the pricing of the Debentures.
• The Company requests a two year postponement of principal payments, for a compensation as described above, and with no reduction of the debt itself.
• The Company believes that it is in the best interest of the debenture holders to allow the Company the required time in order to meet the challenges the Company faces in its investment in EMG.
• The acceleration of the debt to immediate payment will put the Company and its subsidiaries in a disadvantaged position in many areas: negotiations with potential investors, steps for increasing value, Bilateral Treaties Claims.
• Some would claim that accelerating the debt to immediate payment is the best option. Factual, rational and objective analysis shows us that economically, restructuring is a better option than accelerating the debt to immediate payment.
• Accelerating the debt to immediate payment will perpetuate the damage to the
 Debenture Holders and to planholders in the institutional investors.

Safe Harbor Statement on Forward-Looking Statements
Certain information in this presentation includes forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of
Ampal. When used in this presentation, the words "anticipate," "believe," "estimate," "expect,"
"intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward
-looking statements, including among others, the economic and political conditions in Israel, the Middle
East, including the situation in Iraq and Egypt, Europe and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.